UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the "Board") of Burlington Stores, Inc. (the "Company") increased the number of directors serving on the Board from nine to ten and elected Ted English, effective as of November 15, 2016, as a Class I member of the Board (which class will stand for re-election at the 2017 annual meeting of the Company's stockholders) to fill the newly created directorship.   The committees of the Board on which Mr. English will serve have not yet been determined.

Mr. English will participate in the standard independent, non-management director compensation arrangements described in the proxy statement for the Company’s 2016 annual meeting of stockholders under the caption entitled "Director Compensation."

There is no arrangement or understanding between Mr. English and any other persons pursuant to which Mr. English was selected as a director. There are no transactions in which Mr. English has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The public announcement regarding the election of Mr. English was made by means of a press release on November 16, 2016, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: November 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 16, 2016